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Exhibit 21

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games International, Inc. (Delaware)
MDI Entertainment, LLC (Delaware)
Scientific Games Products, Inc. (Delaware)
Scientific Games SA, Inc. (Delaware)
Sciplay Inc. (Delaware)
SG Gaming, Inc. (Nevada)
Scientific Games Australia Pty. Ltd. (Australia)
Scientific Games Products Australia Pty Ltd (Australia)
Global Draw Austria GmbH (Austria)
Scientific Games Beteiligungsgesellschaft mBH (Austria)
Scientific Games International GmbH (Austria)
Scientific Games (Bermuda) Limited (Bermuda)
Scientific Games Brasil Ltda. (Brazil)
Happy Sun Technologies Ltd. (British Virgin Islands) (50%)
Scientific Games Canada Inc. (Ottawa, Canada)
Scientific Games Holdings (Canada) ULC (Nova Scotia, Canada)
Scientific Games Products (Canada) ULC (Nova Scotia, Canada)
Scientific Games Chile Limitada (Chile) (99.99%)
Scientific Games Latino America SpA (Chile)
Beijing Guard Libang Technology Co. Limited (China) (50%)
Scientific Games (China) Company Limited (China)
Scientific Games Technology (Beijing) Co., Ltd. (China)
Shenzhen Leli (China) (50%)
Success Trader SZ (China) (50%)
Scientific Games Deutschland GmbH (Germany)
Scientific Games Germany GmbH (Germany)
Scientific Games Honsel GmbH (Germany)
Success Trader Technologies Limited (Hong Kong) (50%)
Scientific Games Lottery Services KFT (Hungary)
Scientific Connections India Private Limited (India)
Interplay Gaming Ventures Ltd. (Ireland)
Scientific Games Holdings Limited (Ireland)
Scientific Games Worldwide Limited (Ireland)
Scientific Games Global Gaming SARL (Luxembourg)
Scientific Games Luxembourg Holdings SARL (Luxembourg)
Scientific Games Italy Investments SRL (Italy)
Sciplay International SARL (Luxembourg)
Sciplay (Luxembourg) SARL (Luxembourg)
Scientific Connections SDN BHD (Malaysia)
Scientific Games Malta Limited (Malta)
Scientific Games Global Mexico S. de R.L. de C.V. (Mexico)
Scientific Games Mexico, SRL de CV (Mexico)
Scientific Games Panama S. de R.L. (Panama)
Scientific Games del Peru, S.R.L. (Peru) (99.9%)
Scientific Games Puerto Rico, LLC (Puerto Rico)
Scientific Games International Inc.—Indra Sistemas S.A. Union Temporal De Empresas (Spain) (51%)

Scientific Games Spain Services SRL (Spain)
Scientific Games Sweden AB (Sweden)
Games Media Limited (UK)
Global Draw Limited (UK)
Knightway Promotions Limited (UK)
Pagoda Leisure Limited (UK)
Scientific Connections Limited (UK)
Scientific Games Global Plus Limited (UK)
Scientific Games International Holdings LTD (UK)
Scientific Games International Limited (UK)
Scientific Games Europe SARL (Luxembourg)
Scientific Games Asia Pacific Ltd. (Bermuda)
Scientific Games China Holdings Ltd. (Bermuda)
International Terminal Leasing (Bermuda) (50%)
Global Draw Dominican Republic. S.R.L. (Dominican Republic)
Barcrest Group Limited (UK)
Cyberview Technology CS S.R.O. (Czech Republic)
Barcrest Limited (UK)
Red Gaming Limited (UK) (70.3%)
Barcrest Development B.V. (Netherlands) (50%)
Barcrest Group Technology Limited (UK)
Scientific Games Services Italy S.R.L. (Italy)

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  Exhibit 21
SCIENTIFIC GAMES CORPORATION SUBSIDIARIES